Exhibit 99.9

PROXY CARD

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

THUNDER BRIDGE CAPITAL PARTNERS IV, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gary A. Simanson and William A. Houlihan (the “Proxies”) as proxies and each of them with full power to act without the other, each with the power to appoint a substitute and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all common stock of Thunder Bridge Capital Partners IV, Inc. (“Thunder Bridge”) held of record by the undersigned on , 2024 at the special meeting of stockholders of Thunder Bridge (“Stockholders Meeting”) to be held on , 2024, or any postponement or adjournment thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Stockholders Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said Stockholders Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

(1)	The Business Combination Proposal — To consider and vote upon a proposal to approve and adopt the Business Combination Agreement by and among Thunder Bridge, Coincheck Group B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“PubCo”) (which will be converted into a Dutch public limited liability company (naamloze vennootschap) to be renamed Coincheck Group N.V. immediately prior to the Business Combination), M1 Co G.K., a Japanese limited liability company (godo kaisha) (“M1 GK”), Coincheck Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and Coincheck, Inc., a Japanese corporation (kabushiki kaisha) (“Coincheck”), providing for, upon the terms and subject to the conditions thereof, a business combination between Thunder Bridge and PubCo, pursuant to which, among other things, Merger Sub will merge with and into Thunder Bridge on the Closing Date, with Thunder Bridge continuing as the surviving corporation and, ultimately, a direct, wholly-owned subsidiary of PubCo, and with Coincheck being a wholly-owned subsidiary of PubCo (the “Business Combination”)

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

(2)

The Advisory Governance Proposals — To approve and adopt, on a non-binding advisory basis, certain differences between Thunder Bridge’s current Certificate of Incorporation and Bylaws (the “existing charter”) and the proposed governance documents of PubCo, which are being presented separately in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as six sub-proposals (which we refer to, collectively, as the “Advisory Governance Proposals”):

a. Advisory Governance Proposal A — provides that there are no quorum requirements unless provided otherwise by Dutch law.

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

b. Advisory Governance Proposal B — provides that any action permitted to be taken by the shareholders of PubCo must be effected by a duly called annual or special meeting of shareholders and may not be effected by written consent of the shareholders.

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

c. Advisory Governance Proposal C — provides that any and all of the directors may be removed at any time by a resolution of the general meeting adopted with a simple majority of votes cast.

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

d. Advisory Governance Proposal D — provides that PubCo’s Articles of Association may only be amended by resolution of the general meeting, adopted at the proposal of the board.

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

e. Advisory Governance Proposal E — provides that at any general meeting, only such matters as specified in the agenda for the general meeting or as otherwise announced in a similar manner, with due observance of the statutory term of convocation, can be validly resolved upon, unless the resolution concerned is adopted unanimously in a meeting where PubCo’s entire issued share capital is represented.

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

f. Advisory Governance Proposal F — provides for a one-tier board, comprised of executive directors and non-executive directors.

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

(3)	The Omnibus Incentive Plan Proposal — To consider and vote upon a proposal to approve the 2023 Omnibus Incentive Plan to be effective after the closing of the Business Combination. We refer to this proposal as the “Omnibus Incentive Plan Proposal.” A copy of the 2023 Omnibus Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex C.

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

(4)	The Stockholder Adjournment Proposal — To consider and vote upon a proposal to adjourn the Stockholders Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by Thunder Bridge that more time is necessary or appropriate to approve one or more proposals at the Stockholders Meeting. We refer to this proposal as the “Stockholder Adjournment Proposal” and, together with the Business Combination Proposal, the Advisory Governance Proposals and the Omnibus Incentive Plan Proposal, as the “Stockholder Proposals.”

☐  FOR   ☐  AGAINST   ☐  ABSTAIN

STOCKHOLDER CERTIFICATION:

I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the common stock of Thunder Bridge owned by me. I further certify that I am not exercising Redemption Rights with respect to 15% or more of Thunder Bridge’s Public Shares.	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT.	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature _________________	Signature _________________	Date _________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.